PART II.  OTHER INFORMATION

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

(a.) Exhibits.

     Exhibit Number                     Description

          27             Financial Data Schedule (contained herein)

(b.) Reports on Form 8-K.

     On February 3, 1999, a Current Report on Form 8-K was filed under
     Item 4 describing the Company's decision to dismiss
     PricewaterhouseCoopers LLP as its independent public accounting firm.

     On February 26, 1999, a Current Report on Form 8-K was filed under
     Item 4 describing the Company's decision to engage Ernst & Young LLP as its independent public accounting firm.


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                       Greif Bros. Corporation
                                       (Registrant)


Date: June 10,1999                     /s/Joseph W. Reed
                                       Joseph W. Reed
                                       Chief Financial Officer and Secretary
                                       (Duly Authorized Signatory)